BAGELL, JOSEPHS & COMPANY, L.L.C.

Certified Public Accountants

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated March 14, 2005, accompanying the financial statements of Rx Staffing, Inc., a development stage company, on Form SB-2 as of January 31, 2005 and December 31, 2004, and for the period December 6, 2004 (Inception) through December 31, 2004 and for the one month ended January 31, 2005.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Rx Staffing, Inc., a development stage company, on Form SB-2.

Signed,

/s/ Bagell, Josephs & Company, L.L.C.

July 19, 2005